Exhibit 99.1

LTC Announces Second Quarter Operating Results

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--August 5, 2009--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and six months ended June 30, 2009 and announced that net income allocable to common stockholders for the second quarter was $6.8 million or $0.30 per diluted share. For the same period in 2008, net income allocable to common stockholders was $7.5 million or $0.33 per diluted share. Revenues for the three months ended June 30, 2009, were $17.4 million versus $17.9 million for the same period last year.

The Company announced that it had paid $15.8 million related to the repayment of two mortgage loans secured by 10 assisted living properties in the second quarter of 2009. The retired debt bore a weighted average interest rate of 8.81%. Also, the Company invested $0.8 million in the second quarter of 2009 under agreements to expand and renovate five properties operated by four different operators. These investments are at an average yield of 10.4%. The total commitment remaining under these agreements is $2.5 million as of June 30, 2009.

For the six months ended June 30, 2009, net income allocable to common stockholders was $14.8 million or $0.64 per diluted share which includes $0.6 million related to the repurchase of 109,484 share of preferred stock and $0.2 million related to the prepayment of a mortgage loan. For the same period in 2008, net income allocable to common stockholders was $15.7 million or $0.69 per diluted share which includes $1.0 million related to the repurchase of 636,300 share of preferred stock. Revenues for the six months ended June 30, 2009, were $35.1 million versus $35.7 million for the same period last year.

The Company will conduct a conference call on Thursday, August 6, 2009, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended June 30, 2009. The conference call is accessible by dialing 888-241-0558. The international number is 647-427-3417. The earnings release will be available on our website. An audio replay of the conference call will be available from August 6, 2009 through August 20, 2009. Callers can access the replay by dialing 888-562-2825 or 402-220-7740 and entering encore passcode number 18957585.

At June 30, 2009, LTC had investments in 100 skilled nursing properties, 101 assisted living properties and two schools in 30 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC. CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Rental income	$14,951	$14,625	$29,981	$29,259
Interest income from mortgage loans	2,106	2,577	4,477	5,235
Interest and other income	328	649	643	1,204
Total revenues	17,385	17,851	35,101	35,698

Expenses:
Interest expense	814	1,085	1,706	2,261
Depreciation and amortization	3,694	3,730	7,395	7,422
Provisions for doubtful accounts	219	(10)	371	(10)
Operating and other expenses	1,918	1,592	3,651	3,428
Total expenses	6,645	6,397	13,123	13,101

Income from continuing operations	10,740	11,454	21,978	22,597

Discontinued operations:
Gain on sale of assets, net	—	—	—	92
Net income from discontinued operations	—	—	—	92
Net income	10,740	11,454	21,978	22,689
Income allocated to noncontrolling interests	(76)	(77)	(153)	(154)
Net income attributable to LTC Properties, Inc.	10,664	11,377	21,825	22,535

Income allocated to participating securities	(35)	(39)	(71)	(88)
Income allocated to preferred stockholders	(3,786)	(3,847)	(6,945)	(6,716)
Net income available to common stockholders	$6,843	$7,491	$14,809	$15,731

Basic earnings per common share:
Continuing operations	$0.30	$0.33	$0.64	$0.68
Discontinued operations	$0.00	$0.00	$0.00	$0.00
Net income allocable to common stockholders	$0.30	$0.33	$0.64	$0.69

Diluted earnings per common share:
Continuing operations	$0.30	$0.33	$0.64	$0.68
Discontinued operations	$0.00	$0.00	$0.00	$0.00
Net income allocable to common stockholders	$0.30	$0.33	$0.64	$0.69

Weighted average shares used to calculate earnings per common share:
Basic	23,081	22,969	23,070	22,916
Diluted	23,163	23,099	23,151	23,058

NOTE: Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders. Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

Reconciliation of Funds From Operations (“FFO”)

FFO is a supplemental measure of a REIT’s financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income allocable to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company’s FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share allocable to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income allocable to common stockholders to funds from operations allocable to common stockholders (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income allocable to common stockholders	$6,843	$7,491	$14,809	$15,731
Add: Real estate depreciation	3,694	3,730	7,395	7,422
Add: Non-cash compensation charges	351	306	665	617
Add: Loss/less (gain) on sale of assets, net	—	—	—	(92)
FFO allocable to common stockholders	$10,888	$11,527	$22,869	$23,678

Less: Non-cash compensation charges	(351)	(306)	(665)	(617)
FFO including non-cash compensation charges	$10,537	$11,221	$22,204	$23,061

Basic FFO allocable to common stockholders per share	$0.47	$0.50	$0.99	$1.03
Diluted FFO allocable to common stockholders per share	$0.47	$0.49	$0.98	$1.01

Diluted FFO allocable to common stockholders	23,081	22,969	23,070	22,916
Weighted average shares used to calculate diluted FFO per share allocable to common stockholders	25,343	25,279	25,331	25,238

Basic FFO including non-cash compensation charges per share	$0.46	$0.49	$0.96	$1.01
Diluted FFO including non-cash compensation charges per share	$0.45	$0.48	$0.95	$0.99

Diluted FFO including non-cash compensation charges	23,081	22,969	23,070	22,916
Weighted average shares used to calculate diluted FFO per share including non-cash compensation charges	25,343	25,279	25,331	25,238

LTC PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands)

	June 30, 2009	December 31, 2008
ASSETS	(unaudited)	(audited)
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2009 — $137,808; 2008 — $130,475	$331,575	$337,171
Land	34,971	34,971
Mortgage loans receivable, net of allowance for doubtful accounts: 2009 — $740; 2008 — $760	73,546	77,541
Real estate investments, net	440,092	449,683
Other Assets:
Cash and cash equivalents	14,108	21,118
Debt issue costs, net	599	831
Interest receivable	1,972	2,010
Straight-line rent receivable, net of allowance for doubtful accounts: 2009 — $530; 2008 — $140	15,719	13,900
Prepaid expenses and other assets	8,577	9,148
Notes receivable	2,703	2,895
Marketable securities	6,470	6,468
Total Assets	$490,240	$506,053

LIABILITIES AND EQUITY
Bank borrowings	$5,500	$—
Mortgage loans payable	15,871	32,063
Bonds payable	4,225	4,690
Accrued interest	134	251
Accrued expenses and other liabilities	5,983	5,015
Distributions payable	2,967	3,022
Total Liabilities	34,680	45,041

Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2009 — 7,932; 2008 — 8,042	186,801	189,560
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2009 — 23,177; 2008 — 23,136	232	231
Capital in excess of par value	322,761	321,979
Cumulative net income	555,390	533,565
Other	446	735
Cumulative distributions	(613,204)	(588,192)
Total LTC Properties, Inc. Stockholders' Equity	452,426	457,878

Noncontrolling interests	3,134	3,134

Total Equity	455,560	461,012

Total Liabilities and Equity	$490,240	$506,053

LTC PROPERTIES, INC. SUPPLEMENTAL INFORMATION (Unaudited, dollar amounts in thousands)

Non-Cash Revenue Components
	2Q09	3Q09(1)	4Q09(1)	1Q10(1)	2Q10(1)
Straight-line rent	$1,057	$1,005	$904	$696	$620
Amort. Lease break fee	(164)	(164)	(164)	(164)	(164)
Net	$893	$841	$740	$532	$456

(1) Projections based on current in-place leases and do not assume any increase in straight-line rent from acquisitions.

Maturities
	2009		2010		2011	2012	2013
Lease Maturities	—		—		1 lease on 1 property	3 leases on 3 properties	2 leases on 2 properties

Mortgage Loan Receivable Maturities (1)	$7,544		$646		$7,455	$2,221	$16,209

Debt Maturities (1)	$8,048	(2)	$7,581	(3)	—	—	—

(1) Represents principal amount due at maturity. (2) $8,048 at 8.4% fixed, prepayable July 1. Subsequent to June 30, 2008, this loan was paid off. (3) 8.7% fixed prepayable May 1.

Note: At June 30, 2009, the Company had a floating rate debt balance of $4,225 at an all-in floating rate of 1.3%. This debt amortizes to $720 which is due in 2015 and is redeemable at anytime.

Portfolio Snapshot
			Six months ended 6/30/09		% of Revenues (3)	Number of Properties	Number of Beds/ Units (1)	Investment per Bed/Unit
Type of Property	Gross Investments	% of Investments	Rental Income	Interest Income (2)
Assisted Living Properties	$282,132	48.8%	$15,021	$1,547	48.1%	101	4,598	$61.36
Skilled Nursing Properties	283,488	49.0%	14,371	2,777	49.8%	100	11,587	$24.47
Schools	13,020	2.2%	589	153	2.1%	2	N/A	N/A
Totals	$578,640	100.0%	$29,981	$4,477	100.0%	203	16,185

(1) See the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Item 1. Business General – Owned Properties for discussion of bed/unit count.

(2) Includes Interest Income from Mortgage Loans.

(3) Includes Rental Income and Interest Income from Mortgage Loans.

LTC PROPERTIES, INC. SUPPLEMENTAL INFORMATION (Unaudited, dollar amounts in thousands)

Balance Sheet Metrics
	Three Months Ended
	6/30/09		3/31/09		12/31/08		9/30/08		6/30/08

Debt to book capitalization ratio	5.3%	(1)	7.3%		7.4%		7.4%		7.4%
Debt & Preferred Stock to book capitalization ratio	44.1%	(1)	45.2%		45.5%		45.3%		45.2%

Debt to market capitalization ratio	3.8%	(1)	5.9%	(4)	5.4%	(4)	4.2%	(6)	4.6%
Debt & Preferred Stock to market capitalization ratio	29.5%	(1)	32.8%	(4)	30.1%	(4)	23.0%	(6)	26.8%

Interest coverage ratio	18.7x	(2)	17.7x	(3)	15.4x	(5)	17.1x	(2)	15.0x
Fixed charge coverage ratio	3.3x		3.4x		3.1x		3.2x		3.3x

(1) Decrease primarily due to the repayment of $15.8 million on two mortgage loans secured by 10 assisted living properties located in various states.

(2) Increase primarily due to decrease in interest expense relating to the repayment of debt.

(3) Increase primarily due to increases in rental income resulting from lease restructuring and one-time interest income resulting from the prepayment of a mortgage loan.

(4) Increase primarily due to the decrease in market capitalization.

(5) Decrease is due primarily to non-payment of rental income and mortgage interest income from affiliates of Sunwest Management, Inc., loan pay-offs and lower invested cash balances at lower interest rates, partially offset by lower interest expense due to debt paid off in 2008. Additionally in the fourth quarter of 2008, we incurred $0.6 million of one-time charges related primarily to lease/loan defaults and terminated transactions.

(6) Decrease primarily due to increase in market capitalization.

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
805-981-8655